Annual Shareholders Meeting
Report To The Shareholders
May 20, 2009

Forward-Looking Statements
 This presentation may include forward-looking statements containing expectations about future conditions and descriptions of future plans and strategies.
 Whitney's ability to accurately predict the effects of future plans or strategies is inherently limited such that actual results and performance could differ materially from those set forth in the forward-looking statements.
 Factors that could cause actual results to differ from those expressed in the forward-
 looking statements are available in Whitney’s filings with the Securities and Exchange
 Commission.
 Whitney does not intend, and undertakes no obligation, to update or revise any forward-
 looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements.

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Weathering The Storm

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2008 Review

Challenging Economic Times
• Challenges and historic events in both national
 and local economies tested two of Whitney’s
 core competencies in 2008
• Net Interest Margin impacted from a decline in
 interest rates
• Credit primarily impacted from declines in real
 estate values in Florida and coastal Alabama

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A Perfect Storm - Net Interest Margin
• Federal Reserve dropped rates 400+
 basis points during 2008
• Significant competitive advantage
 related to deposit mix negated in
 low rate environment
 – DDA represents 35% of total deposits
 (at December 31, 2008)
• Stable NIM
 – 4.55% for YTD 2008
 – Remained in top of peer group
• Libor benefit began diminishing
 towards the end of the year
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Federal Funds Rate
December 11, 2007	4.25%
January 22, 2008	3.50%
January 30, 2008	3.00%
March 18, 2008	2.25%
April 30, 2008	2.00%
October 8, 2008	1.50%
October 29, 2008	1.00%
December 16, 2008	0.00% - .25%

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A Perfect Storm - Credit
• Q108: Year started on a good note;
 earnings as expected in light of difficult
 operating environment
• Q208: Stable core results overshadowed
 by credit
• Q308: Earnings continue to be impacted
 by the fragile economy and real estate
 valuation issues
• Q408: Results similar to past two
 quarters - continued credit issues
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	Provision for credit losses	Earnings per common share (diluted)
Q108	$14 million	$.45
Q208	$35 million	$.20
Q308	$40 million	$.11
Q408	$45 million	$.12

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2008 - We Are Weathering the Storm
• Net income available for common shareholders $58 million
 or $.89 per diluted common share for 2008
• Reported a profit in each quarter and paid for credit costs out of earnings
 – $134 million provision for credit losses in 2008 compared to $17 million in 2007
• Balance sheet growth and funding
 – Loans up 12% or $900 million excluding Parish acquisition
 – Deposits relatively flat excluding Parish acquisition
• Successfully implemented cost control initiatives
 – Identified $20 million in annual cost savings as of the end of 2008
 – Have identified an additional $10 million in cost saves to-date
• Celebrated our125th Anniversary

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2009 Outlook

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2009 - Continuing To Weather The Storm
• As previously disclosed, several factors negatively impacted earnings in the first quarter --- ones we do not expect to overcome in the near future
 – Extremely low interest rates continue to impact our net interest margin
 – Continued uncertainties, challenges in national and local economies lead to:
 • Low loan demand
 • Continued credit quality challenges
 – Despite very successful efforts to reduce ongoing operating expense levels, there are added expenses:
 • FDIC insurance and assessments
 • Pension expense
 • Legal and collection expense related to problem credits and ORE

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Credit Quality
Joseph S. Exnicios
Chief Risk Officer

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What Was The Cause Of Our Credit Problems?
• Not related to subprime lending
• Not related to large, national syndicated credits
• Followed our credit discipline
• The most significant impact on credit quality metrics:
 – The decline in real estate values, particularly in the Florida and coastal Alabama markets
• Task going forward is to continue transitioning the
 Florida portfolios over the next several years from a real
 estate concentration toward more commercial, C&I
 lending

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What Is Driving The Higher Levels Of Provision?
• Continued deterioration mainly in the Florida and coastal
 Alabama loan portfolios
 – Higher volume of criticized loans
 – Increased volume of impaired loans
 – Larger charge-offs
 • Resulting mainly from declining real estate values
 • Evidenced by updated appraisals
• Allowance to loans 2.17% at March 31, 2009
 – Up from 1.77% at year-end 2008 and 1.19% at March 31, 2008

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• Oil & Gas portfolio
 – South Louisiana and Houston markets provide lending opportunities to the energy sector
 – Loans outstanding to the energy sector totaled 12% of total loans at March 31, 2009
 • Loans related to E&P lending represented 29%
 – While there are some criticized credits in the portfolio, it continues to perform well in light of the decline in oil prices
• Hospitality
 – Many communities within our footprint are tourist destinations
 • Those markets are experiencing slowdowns
 – Approximately $250 million in hotel/motel exposure
 – Approximately $100 million in full-service restaurant exposure
 – Some credits criticized in light of economic conditions, however given the most recent stress test for many credits post hurricane Katrina, we are comfortable with portfolio
• CRE portfolio
 – Watching for signs of weakness throughout our footprint related to retailers or others
As of March 31, 2009
What Other Industries Are We Watching?

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• Yet to see significant signs of systemic credit issues
 outside of Florida and coastal Alabama residential real
 estate-related credits
• Expect provision levels to remain elevated until:
 – Stabilization in real estate prices
 – Positive turn in the general economy
 – Overall level of movement of credits into criticized slows
When Will Current Credit Cycle Be Over?

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Capital Purchase Program (CPP)
(more commonly referred to as TARP)

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TARP: What Is It, Why Did We Participate?
• What is it?
 – Troubled Asset Relief Program
 – Original Goal: stabilize banking system through the purchase of bad loans
• Phase II - Capital Purchase Program
 – Goal: invest in healthy banks
• Whitney participated by selling $300 million in preferred
 stock and issued a common stock warrant to the U.S.
 Treasury
 – Participation was an investment in Whitney
 – Whitney elected to participate as a way to ensure our ability to continue serving our customers and communities regardless of the length or severity of the recession

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TARP: Are We Lending The Money?
• Whitney is in the business of making loans
 – These funds strengthened our ability to continue providing lending across our footprint
 – Reported loan growth of $900 million for 2008, after adjusting for the Parish acquisition
 • Loans outstanding grew $400 million in 4Q08 excluding Parish
 – Loosening our credit standards is not part of our corporate philosophy
 – Recessionary conditions in the broader economy typically
 restrain loan demand even from creditworthy borrowers
 • New loans and funded commitments totaling $800 million during 1Q09 did not exceed paydowns and maturities of existing loans
 • Expect loan demand to remain weak and for loans to be down slightly for
 2009

TARP: Will We Return The Money?
• Our intent is to get out ---- at the right time
• We are continuing to monitor changes to the CPP
• In light of ongoing economic challenges we
 believe participation continues to be in the best
 interest of the Company and its shareholders
• If developments occur that would alter our
 previous conclusions, we will consider all options
 available to redeem the funds

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Common Dividend

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Dividend: Why Was It Reduced?
• Not an easy decision
• Could not continue to pay for both credit and dividends
 in excess of earnings
• First reduction to $.20 was an effort to balance the needs of retail and institutional shareholders while also
 preserving capital
• Second reduction to $.01 was aimed at preserving and
 building capital given the level of distress and uncertainty in the overall economy
 – Reduction saved over $12 million in tangible capital during the first quarter of 2009

Dividend: When Will It Increase?
• When our earnings again support common
 dividends, and while we are participating in the
 CPP, we can raise the common dividend to $.31
 without government approval
• Current priority is to continue to preserve and
 build capital
• Long-term goal is to return approximately 50% of
 earnings per common share to common
 shareholders

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Stock Price

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Whitney Compared To KBW Bank Index

Impact Of Economic Environment On Compensation Practices And Other Expenses
• Significant portion of management’s compensation is
 performance-based, both short and long term
• No bonuses paid to employees, including named
 executives, participating in the executive incentive
 compensation program
 – By design
 – Plan penalizes poor performance and rewards good performance
 – Long-term equity-based incentives will also be negatively impacted by
 2008’s performance
• Management proactively implemented other changes to
 reduce certain expenses
 – Lowered merit increase target for all employees
 – Reduced participation in sponsorships and contributions
 – Reduced participation in conferences, seminars, etc.

Committed And Focused On Creating Long-Term Value
• TARP, dividend and stock
 price impacting shareholders
• Difficult year, but we will
 persevere
• Addressed issues presented
• Committed and focused on
 creating long-term value for
 shareholders

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Strategic Plan Update
John M. Turner, Jr.
President

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Leveraging Our Position As The Hometown Bank
• Parish National
 – 40 year-old bank headquartered on
 the Northshore
 – 17 locations
 – Total loans:
 $605 million (at 9/30/08)
 – Total deposits:
 $635 million (at 9/30/08)
 – Transaction closed November 7, 2008
• Parish National merger provided
 opportunity to strengthen our position
 in the GNO market
 – Parish’s Northshore market share:
 9.1% (at June 30, 2008)
 – Combined Northshore market share:
 12.9% (at June 30, 2008)
 – Combined New Orleans MSA market
 share: 17.6% (at June 30, 2008)
Whitney locations
Parish locations
Source: www.FDIC.gov

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Branch Rationalization - Closings
• Aligning branch network to optimize
 Company’s use of capital
• Management concluded 9 branches
 should be closed:
 – Moss Bluff, (Lake Charles, LA)
 – Patterson, (Morgan City, LA)
 – Davis Highway, (Pensacola, FL)
 – Clearwater, (Clearwater, FL)
 – Foley, (Foley, AL)
 – Northside, (Houston, TX)
 – Waveland, (Waveland, MS)
 – Country Club and West McNeese in Lake Charles will be
 consolidated into a new branch
• Closed 6 overlapping branches
 – Hammond, (Hammond, LA) (Whitney branch)
 – Causeway, (Metairie, LA) (Parish branch)
 – Kenner, (Kenner, LA) (Whitney branch)
 – French Quarter, (New Orleans, LA) (Parish branch)
 – Destin Commons, (Destin, FL) (Whitney branch)
 – Fairhope LPO, (Fairhope, AL) (Parish location)

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Branch Rationalization - Openings
• Opened 8 new branches over
 the past 2 years
• Three branches currently
 under construction
 – Transcontinental (Metairie, LA)
 – Mid-City (New Orleans, LA)
 – Lake Charles (Louisiana)
• Re-opened branches in every
 market served prior to
 hurricane Katrina except one
• Developing a plan to
 improve and monitor
 remaining branches

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Investing In Our Future
• New technology investments are a must
• Announced a new customer service initiative Monday
• Project is expected to benefit bankers, customers, and
 shareholders in a number of important ways
 – Employees should be able to deliver faster service as well as anticipate customer needs with better customer information
 – Customers should enjoy faster service, better products and most importantly, a better overall experience
 – Shareholders are expected to benefit from both projected lower ongoing operational costs and enhanced revenues

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Times Like These Call For
A Bank Like The Whitney

Whitney Bankers

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Positioning Ourselves For The Long-Term
• Some encouraging signs that the economy may be
 beginning to stabilize
• More work to do
• Fundamental changes in the industry are a positive for
 Whitney
 – Better loan pricing
 – More rational deposit pricing
 – Basic business model more closely reflects traditional Whitney model
• We are positioning the company to be ready to capitalize
 on the terrific opportunities ahead

It Takes Whitney Bank
• Whitney has prospered for 125 years
 – Whitney served its customers through the Great
 Depression
 – Whitney managed through losses in 1989-1991
 related to the declines in the oil patch
 – Whitney has been here for its customers and
 communities after major hurricanes, including
 Katrina and Rita
 – Whitney has been and will continue to be here
 for its customers through this economic crisis

Annual Shareholders Meeting
May 20, 2009